                                                                   EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT

                 This Agreement is made by and between Klein Medical Acquisition Co., a Nevada corporation (the "Company"), and Richard H. Klein ("Employee").

                                   ARTICLE 1
                             COMPENSATION AND TERM

                 1.01 Basic Compensation. As compensation for the services to be rendered hereunder, the Company shall pay Employee a salary of $125,000 per year, which shall be payable in at least monthly installments during the term of this Agreement. In addition, LifeQuest Medical, Inc. and the Employee have entered into a Non-Qualified Stock Option Agreement of even date herewith pursuant to which LifeQuest Medical, Inc. has granted to Employee non-qualified stock options to receive up to 60,000 shares of Common Stock, $.001 par value, of LifeQuest Medical, Inc. upon the terms and conditions set forth in such agreement.

                 1.02 Additional Compensation. As additional compensation, the Company shall pay to Employee, within 90 days following the end of each calendar year during the term of this Agreement after January 1, 1997, cash in an amount equal to (i) 1% of Net Sales, as hereinafter defined, up to $2,500,000, (ii) 2% of Net Sales from $2,500,001 up to $5,000,000, and (iii) 3%
of Net Sales in excess of $5,000,000 during each such calendar year. "Net Sales" shall be defined as (i) gross sales of the products marketed by the Company, as reflected in the Company's financial statements prepared in accordance with generally acceptable accounting principles consistently applied, plus, (ii) to the extent not included in such gross sales, sales of the products marketed by the Company as to which the Company is entitled to commission income (net of such commission income); less sales returns, discounts, taxes and bad debts written off.

                 1.03     Term.  Subject to earlier termination pursuant to
Article V hereof, this Agreement shall have a term commencing as of the execution date of this Agreement and ending on December 31, 1999.

                                   ARTICLE 2
                               DUTIES OF EMPLOYEE

                 2.01 Duties. The Company hereby employs Employee to serve as President of Klein Medical Acquisition Co. or in such other capacities as the respective Boards of such companies may direct from time to time, and Employee agrees to perform the duties of such offices as set forth in the bylaws of the Company and LifeQuest Medical, Inc. or as the respective Boards of such companies may direct from time to time.

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                 2.02     Other Activities.  During the term of this Agreement
Employee shall devote his full-time efforts to his duties hereunder, provided, however, that the foregoing shall not prohibit Employee from manufacturing, marketing, selling or distributing the product which is covered by the Right of First Refusal Agreement dated November 25, 1996 (the "First Refusal Agreement"), between Employee and LifeQuest Medical, Inc. ("LifeQuest").

                                   ARTICLE 3
                               EMPLOYEE BENEFITS

                 3.01 Medical and Dental Benefits. The Company agrees to include Employee in any life, hospital, surgical, medical, disability and dental benefit plan(s) that it or LifeQuest may adopt for their respective employees.


                 3.02 Other Benefits. Employee shall be entitled to reasonable and customary holidays and other benefits that are available to senior management or key employees.

                                   ARTICLE 4
                           OBLIGATIONS OF THE COMPANY

                 4.01 Office and Support Staff. The Company shall provide Employee with such support services as are reasonable to Employee's position and reasonably required for the performance of his duties and to achieve the annual milestones described in Section 3(b) of the Non-Qualified Stock Option Agreement dated November 25, 1996, between LifeQuest and Employee.

                                   ARTICLE 5
                           TERMINATION OF EMPLOYMENT

                 5.01 Termination by the Company for Cause. The Company may at its option terminate this Agreement for "Cause" (as hereinafter defined) by giving ten (10) days written notice of termination to Employee.

         The term "Cause" shall be limited to the occurrence of the following events: (i) Employee breaches any of the terms of this Agreement, and fails to cure such breach within 20 days after written notice by the Company to Employee of such breach; (ii) Employee is convicted of a felony; (iii) Employee fails, after at least one warning, to perform duties assigned under this Agreement (other than a failure due to death or physical or mental disability), and fails to cure such breach within 20 days after written notice by the Company to Employee of such breach; (iv) Employee intentionally engages in conduct which is demonstrably and materially injurious to the Company, and fails to cure such breach within 20 days after written notice by the Company to Employee of such breach; (v) Employee commits fraud or theft of personal or Company property from Company premises; (vi) Employee falsifies Company documents or records;
(vii) Employee engages in acts of gross carelessness or willful negligence to endanger life or property on Company premises; (viii) Employee engages in sexual





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harassment; (ix) Employee uses, distributes, possesses or is under the influence of illegal drugs, alcohol or any other intoxicant on Company premises; or (x) Employee intentionally violates state, federal or local laws and regulations.

                 5.02 Termination on Grounds Other Than for Cause. This Agreement shall terminate immediately on the occurrence of any one of the following events:

                 (a) The occurrence of circumstances that make it impossible or impracticable for the business of the Company to be continued.

                 (b)      The death of Employee.

                 (c)      Insolvency of the Company.


                 5.03 Option to Terminate if Employee Permanently Disabled. If Employee becomes permanently disabled because of sickness, physical or mental disability, or any other reason, so that it reasonably appears that Employee will be unable to perform the essential aspects of his duties under this Agreement, the Company shall have the option to terminate this Agreement immediately by giving written notice of termination to Employee.

                 5.04 Effect of Termination on Compensation. In the event of the termination of this Agreement prior to the completion of the term of employment specified in it, pursuant to Section 5.01, 5.02 or 5.03, Employee shall be entitled to the basic compensation earned by Employee under Section
1.01 to the date of termination as provided in the Agreement, computed pro rata up to and including that date, and Employee shall be entitled to no further compensation, including any compensation under Section 1.02, after the date of such termination.

                                   ARTICLE 6
                       PROPRIETARY PROPERTY; CONFIDENTIAL
                          INFORMATION; NON-COMPETITION

                 6.01 Duties. Employee understands and agrees that during the term of this Agreement Employee's duties will include the conception of improvements and inventions (whether or not ultimately issuing as Letters Patent in any country), the creation of confidential information protected by the Company as trade secrets and the authoring of "works" as defined under the copyright laws of the United States of America found in 17 United States Code in connection with minimally invasive surgery products. Such information is collectively referred to in this Agreement as "Proprietary Information".

                 6.02 Ownership. Employee understands and agrees that for all Proprietary Information created within the scope of Employee's employment, the Company shall own all right, title and interest thereto. In the case of works authored or created by Employee, such works are considered a "work made for hire" under 17 United States Code Section 101 - the copyright laws. All Proprietary Information, if any, created by Employee prior to his employment with





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the Company, and in which Employee claims ownership, is shown in Schedule 6.2 attached hereto.

                 6.03 Notice and Assistance. Employee shall give adequate written notice to the Company as soon as practicable of all Proprietary Information created by Employee during Employee's employment with the Company, assist the Company in evaluating the Proprietary Information for patent, trade secret and copyright protection and sign all documents and do all things necessary at the expense of the Company to assist the Company in the protection, development, marketing or transfer of such Proprietary Information.

                 6.04 Assignment. Employee hereby assigns and agrees to assign all right, title and interest into such Proprietary Information to the Company or its nominee. At the request of the Company, whether during or after the termination of Employee's employment, Employee shall timely execute or join in executing all papers or documents required for the filing of patent applications and copyright registrations in the United States of America and such foreign countries as the Company may in its sole discretion select, and shall assign all such patent applications and copyrights to the Company or its nominee, and shall provide the Company or its agent or attorneys with all reasonable assistance in the preparation and prosecution of patent application and copyright registrations, including drawings, specifications, and the like, all at the expense of the Company, and shall do all that may be necessary to establish, protect or maintain the rights of the Company or its nominee in the inventions, patent applications, Letters Patent and copyrights in accordance with the spirit of this Agreement.

                 6.05 Confidential Information. The Employee shall not, without the prior written consent of the Board of Directors of the Company, disclose or use for any purpose confidential information or proprietary data of the Company or LifeQuest (or any of their respective subsidiaries), except as required by applicable law or legal process; provided, however, that confidential information shall not include any information known generally to the public or ascertainable from public or published information (other than as a result of unauthorized disclosure by such Employee) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company or LifeQuest (or any of their respective subsidiaries).

                 6.06 Publicity. During the term of this Agreement and for a period of one year thereafter, Employee shall not, directly or indirectly, originate or participate in the origination of any publicity, news release or other public announcements, written or oral, whether to the public press or otherwise, relating to this Agreement, to any amendment hereto, to Employee's employment hereunder or to the Company, without the prior written approval of the Company.

                 6.07 Fiduciary Relationship. Employee, by virtue of his high position of trust and reliance on him by the Company, understands that Employee enjoys a fiduciary relationship with the Company in carrying out his obligations under this Section 6. Accordingly, Employee agrees to honor his obligations under this Agreement by conducting himself with the highest degree fairness and trust toward the Company.





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                 6.08     Non-Competition.  In consideration of the benefits of
this Agreement, including Employee's access to and limited use of proprietary and confidential information of the Company, as well as training, education and experience provided to Employee by the Company directly and/or as a result of work projects assigned by the Company with respect thereto, Employee hereby covenants and agrees that, commencing on the date of this Agreement and ending on the first anniversary of the date of this Agreement, Employee shall not, directly or indirectly, as proprietor, partner, shareholder, director, officer, employee, consultant, joint venturer, investor or in any other capacity, engage in, or own, manage, operate or control, or participate in the ownership, management, operation or control, of any entity which engages anywhere in the United States or Canada in the design, manufacturing, marketing, sale or distribution of minimally invasive surgery products; provided, however, the foregoing shall not prohibit Employee from purchasing and holding as an investment not more than 5% of any class of publicly traded securities, or 10% of any class of other securities, of any entity which is engaged in the design, manufacturing, marketing, sale or distribution of minimally invasive surgery products, so long as Employee does not participate in any way in the management, operation or control of such entity and provided, further, that the foregoing shall not prohibit Employee from manufacturing, marketing, selling or distributing the product which is covered by the First Refusal Agreement.

                 6.09 Judicial Reformation. Employee acknowledges that, given the nature of the Company's business, the covenants contained in Section
6.08 establish reasonable limitations as to time, geographic area and scope of activity to be restrained and do not impose a greater restraint than is reasonably necessary to protect and preserve the goodwill of the Company's business and to protect their legitimate business interests. If, however,
Section 6.08 is determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of it being too extensive in any other respect or for any other reason, it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographic area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court.

                 6.10 Customer Lists; Non-Solicitation. Employee hereby further covenants and agrees that, commencing on the date of this Agreement and ending on the second anniversary of the date of this Agreement, Employee shall not, directly or indirectly, in connection with the design, manufacture, marketing, sale or distribution of minimally invasive surgery products, (a) use or make known to any person or entity the names or addresses of any clients or customers of the Company or LifeQuest (or any of their respective subsidiaries) or any other information pertaining to them, (b) call on, solicit, take away or attempt to call on, solicit or take away any clients or customers of the Company or LifeQuest (or any of their respective subsidiaries), nor (c) recruit, hire or attempt to recruit or hire any employees the Company or LifeQuest (or any of their respective subsidiaries).

                 6.11 Covenants Independent. The covenants contained in Sections 6.08, 6.09 and 6.10 of this Agreement will be construed as independent of any other provision in this Agreement; and the existence of any claim or cause of action by Employee against the Company will not constitute a defense to the enforcement by the Company of said provisions. Employee





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understands that the provisions contained in Sections 6.08, 6.09 and 6.10 are essential elements of the employment of Employee, but for the agreement of Employee to Sections 6.08, 6.09 and 6.10, the Company would not have agreed to enter into this Agreement. Employee has been advised to consult with counsel in order to be informed in all respects concerning the reasonableness and propriety of Sections 6.08, 6.09 and 6.10 with specific regard to the nature of the business conducted by the Company and Employee acknowledges that Sections 6.08, 6.09 and 6.10 are reasonable in all respects.

                 6.12 Remedies. In the event of a breach or a threatened breach by Employee of any of the provisions contained in Sections 6.08, 6.09 or
6.10 of this Agreement, Employee acknowledges that the Company may suffer irreparable injury not fully compensable by money damages and, in such event, will not have an adequate remedy available at law. Accordingly, the Company shall be entitled to obtain such injunctive relief or other equitable remedy from any court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to any other rights that the Company may have under this Agreement, at law or in equity, including, without limitation, the right to sue for damages.


                                   ARTICLE 7
                               GENERAL PROVISIONS

                 7.01 Notices. Any notice, report, demand or payment required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if hand delivered or delivered by responsible overnight courier or sent by certified or registered air mail, return receipt requested, and postage prepaid as follows:

If to the Company:

                                  Klein Medical Acquisition Co.
                                  9601 McAllister Freeway, Suite 1120
                                  San Antonio, Texas 78216
                                  Attn:   Randall K. Boatright

with a copy to:                   Fulbright & Jaworski L.L.P.
                                  300 Convent Street
                                  San Antonio, Texas  78205
                                  Attn:   Phillip M. Renfro, Esq.
                                  Facsimile No. (210) 270-7205

If to Employee:                   Richard H. Klein
                                  1206 Safari
                                  San Antonio, Texas 78216-2856





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with a copy to:                   Vail & Schneider, P.C.
                                  10 E. 40 Street
                                  New York, New York 10016
                                  Attn:  Jeffrey Vail
                                  Facsimile No. (212) 481-3112


                 7.02 Arbitration. The Company and Employee agree that any dispute or controversy arising out of or in connection with this Agreement or any alleged breach hereof shall be settled by arbitration in San Antonio, Texas pursuant to the rules of the American Arbitration Association. If the two parties cannot jointly select a single arbitrator to determine the matter, one arbitrator shall be chosen by each party (or, if a party fails to make a choice, by the American Arbitration Association on behalf of such party) and the two arbitrators so chosen will select a third. The decisions of the single arbitrator jointly selected by the parties, or, if three arbitrators are selected, the decision of any two of them, will be final and binding upon the parties and the judgment of a court of competent jurisdiction may be entered thereon. Fees of the arbitrators and costs of arbitration shall be borne by the parties in such manner as shall be determined by the arbitrator or arbitrators.

                 7.03 Entirety of Agreement. This Agreement supersedes all other agreements, either oral or in writing, between the parties to this Agreement, with respect to the employment of the Employee by the Company. This Agreement contains the entire understanding of the parties and all of the covenants and agreements between the parties with respect to such employment.

                 7.04 Governing Law. This Agreement shall be governed by the laws of the State of Texas and deemed performable in Bexar County, Texas.

           EXECUTED effective the 27th day of November 1996.



                                       KLEIN MEDICAL ACQUISITION CO.



                                       By: /s/ HERBERT H. SPOON
                                          --------------------------------------
                                           Herbert H. Spoon,
                                           President and Chief Executive Officer



                                           /s/ RICHARD H. KLEIN
                                          --------------------------------------
                                           Richard H. Klein





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The undersigned hereby guarantees the obligation of the Company under the above
Employment Agreement.

                                       LIFEQUEST MEDICAL, INC.



                                       By: /s/ HERBERT H. SPOON
                                          --------------------------------------
                                           Herbert H. Spoon,
                                           President and Chief Executive Officer





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                                  SCHEDULE 6.2

                    PROPRIETARY PROPERTY CLAIMED BY EMPLOYEE




Proprietary Property Claimed:*
                              --------------------------------------------------
1.  Drug impregnated trocar device to prevent cancer growth.
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*        None, if left blank